UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 23, 2006

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Northwest Boulevard, Suite 202

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 676-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Mr. Ernest Ludy was elected to the board of directors (the “Board”) of NightHawk Radiology Holdings, Inc. (the “Company”) effective June 23, 2006. Pursuant to a letter agreement between the Company and Mr. Ludy dated May 24, 2006, the Company committed to grant Mr. Ludy a number of restricted stock units equal to $200,000, with each restricted stock unit entitling Mr. Ludy to receive one share of the Company’s common stock at the time such restricted stock units vest (the “Initial Grant”). The actual number of shares subject to the restricted stock units will be determined based upon the closing price of the Company’s common stock on the date that is three business days following the Company’s next quarterly earnings release. The shares subject to the restricted stock units will fully vest upon the one year anniversary of the date of grant, subject to Mr. Ludy’s continued service on the Board on such date. Also pursuant to the letter agreement, the Company notified Mr. Ludy that, beginning at the annual meeting of the Board held in connection with the Company’s 2007 annual stockholder meeting, and at each annual meeting thereafter during his service on the Board, he would be eligible to receive an additional annual grant of restricted stock, with the amount to be determined at that time (the “Annual Grant”). The Initial Grant and the Annual Grant will be subject to the terms and conditions of the Company’s 2006 Equity Incentive Plan (the “Plan”) and the related grant agreements.

In addition, in accordance with the Company’s Board compensation policies, the Company will pay Mr. Ludy cash compensation in the amount of $4,000 per quarter during his service as a Board member and an additional $1,000 for each board or committee meeting attended in person (or $500 for meetings attended by telephone). Finally, the Company is required to reimburse Mr. Ludy for all reasonable expenses in connection with his services to the Company.

A copy of the letter agreement between the Company and Mr. Ludy dated May 24, 2006 is attached to this Current Report as Exhibit 10.24.

Effective June 23, 2006, Dr. William Bradley resigned as a member of the Board. However, Dr. Bradley will serve as an advisor to the Board. The Company will pay Dr. Bradley $1,000 for each board meeting he attends in person (or $500 for meetings attended by telephone). Also, the Company will reimburse Dr. Bradley for all reasonable expenses he incurs in connection with his services to the Company.

A copy of the Board Advisor Agreement between the Company and Dr. Bradley dated June 23, 2006 is attached to this Current Report as Exhibit 10.25.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Upon the recommendation of the Company’s Nominating and Governance Committee, effective June 23, 2006, Mr. Ernest Ludy was elected as a member of the Board. Also effective June 23, 2006, Dr. William Bradley resigned as a member of the Board.

Mr. Ludy will also replace Dr. Bradley as a member of the Audit Committee of the Board.

The information with respect to Mr. Ludy’s compensation provided under Item 1.02 above is incorporated herein by reference.

With Dr. Bradley’s resignation and the election of Mr. Ludy, the Company is now in compliance with the corporate governance standards of the Nasdaq National Market which require that a majority of the Company’s Board and all of the members of the Audit Committee be independent.

A press release announcing the election was issued on June 26, 2006, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.24	Letter Agreement between the Company and Mr. Ernie Ludy dated May 24, 2006

10.25	Board Advisor Agreement between the Company and Dr. William Bradley dated June 23, 2006

99.1	Press release dated June 26, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2006

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Cartee
Paul E. Cartee
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.24	Letter Agreement between the Company and Mr. Ernie Ludy dated May 24, 2006

10.25	Board Advisor Agreement between the Company and Dr. William Bradley dated June 23, 2006

99.1	Press release dated June 26, 2006